Exhibit 5.2

DLA Piper LLP (US) 1251 Avenue of Americas New York, New York 10020-1104 www.dlapiper.com T 212.335.4500 F 212.335.4501

July 7, 2026

Einride AB

Stadsgården 6 116 45

Stockholm, Sweden

Re:	Einride AB

Ladies and Gentlemen:

We have acted as special United States counsel to Einride AB, a limited liability company formed under the laws of Sweden (the “Company”), in connection with the Registration Statement on Form F-1 (the “Registration Statement”) and the related prospectus (the “Prospectus”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement provides for, among other things, the registration of the resale of certain securities of the Company, including 118,374 warrants (the “Warrants”), each warrant exercisable to purchase one ordinary share of the Company, par value SEK 0.004585 per share, represented by an American depositary share, issued pursuant to the warrant agreement, dated as of February 5, 2024, between Equiniti Trust Company, LLC (the “Warrant Agent”) and Legato Merger Corp. III, a Cayman Islands exempted company (“Legato”) (as amended by that certain Assignment, Assumption and Amendment Agreement, dated as of June 9, 2026 among the Warrant Agent, Legato and the Company, the “Warrant Agreement”). This opinion is being furnished in accordance with the requirements of Item 8 of Form F-1 and Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus contained therein.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)	the Registration Statement; and

(b)	an executed copy of the Warrant Agreement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed, without independent investigation or verification, the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the completeness and authenticity of all documents submitted to us as originals, the completeness and conformity to original documents of all documents submitted to us as certified or photocopied copies or by facsimile or other means of electronic transmission or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or other sites on the internet, and the authenticity and completeness of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have, to the extent deemed appropriate, relied without independent investigation or verification upon, and assumed the accuracy and completeness of, statements and representations of officers and other representatives of the Company and others and of public officials.

Einride AB

July 7, 2026

We do not express any opinion with respect to the laws of any jurisdiction other than the internal laws of the State of New York (excluding those of counties, cities and other municipalities), which in the experience of our attorneys who are members of the bar in New York, in the exercise of customary professional diligence, are normally applicable to transactions of the type contemplated in the Warrant Agreement, but without our having made any special investigation concerning any other law, rule or regulation, in each case in effect on the date hereof. We are not opining or passing upon any matter governed by the laws of Sweden or any other jurisdiction. We understand that with respect to all matters of Swedish law, you are relying on the opinion of Advokatfirma DLA Piper Sweden KB, of even date herewith, which has been furnished in accordance with the requirements of Item 8 of Form F-1 and Item 601(b)(5) of Regulation S-K under the Act.

Our opinion set forth herein is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought. In addition, we express no opinion as to: (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief; (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) the creation, validity, attachment, perfection, or priority of any lien or security interest; (f) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (g) waivers of broadly or vaguely stated rights; (h) provisions for exclusivity, election or cumulation of rights or remedies; (i) provisions authorizing or validating conclusive or discretionary determinations; (j) grants of setoff rights; (k) proxies, powers and trusts; (l) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; or (m) the severability, if invalid, of provisions to the foregoing effect; (n) any law, rule or regulation that is applicable to any party to the Warrant Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates; or (o) the enforceability of any provision contained in the Warrants or the Warrant Agreement relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations. We call to your attention that irrespective of the agreement of the parties to the Warrant Agreement and the Warrants, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to the Warrant Agreement or the Warrants. To the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in the Warrant Agreement and the Warrants, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

With your consent, we have assumed (a) that the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Warrant Agreement and the Warrants, (b) that the Warrants and the Warrant Agreement have been duly authorized, executed and delivered by the parties thereto, (c) that the Warrants constitute valid and legally binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, (d) that the status of the Warrants as valid and legally binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities, (e) that the Warrants have been duly registered on the books of the Warrant Agent in the name or on behalf of the applicable Warrant holders, and (f) that the Warrants have been issued by the Company in the manner contemplated by the Warrant Agreement.

Einride AB

July 7, 2026

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Warrants are valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Warrant Agreement.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)